AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
XXXXXXXXXXX

=====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                       MASTERPIECE TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                      UTAH
         (State or other jurisdiction of incorporation or organization)

                                   91-1793053
                      (IRS Employer Identification Number)

                        455 WARDS CORNER ROAD, SUITE 700
                              LOVELAND, OHIO, 45140
                    (Address of principal executive offices)

                      NEWELL D. CRANE, B.S., M.B.A., PH.D.
                       MASTERPIECE TECHNOLOGY GROUP, INC.
                        455 WARDS CORNER ROAD, SUITE 700
                              LOVELAND, OHIO, 45140
                     (Name and address of agent for service)

                                 (513) 831-6647
          (Telephone number, including area code of agent for service)

                              CONSULTING AGREEMENT
                            (Full title of the Plan)
          -------------------------------------------------------------

                                    COPY TO:
                             James B. Parsons, P.S.
                               James B. Parsons
                       500 108th Avenue NE, Suite 1710
                            Bellevue, WA 98004

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
Title of Securities     Amount               Proposed              Proposed               Amount of
to be registered         To be                 Maximum              Maximum             Registration
                                  Registered        Offering Price         Aggregate             Fee
                                                           Per Share              Offering Price
---------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.001 par value             268,783                $3.00.                $806,349               $212.88
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rue 457 under the Securities Act of 1933.


                       MASTERPIECE TECHNOLOGY GROUP, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-B


             FORM S-8 ITEM NUMBER AND CAPTION                            CAPTION I
PROSPECTUS
             --------------------------------                            ---------------------
1.  Forepart of Registration Statement and Outside Front              Facing  Page  of  Registration
Statement  and
    Cover Page of Prospectus                                          Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of                      Inside  Cover Page of  Prospectus
and Outside
    Prospectus                                                        Cover Page of Prospectus

3.  Summary Information, Risk Factors and Ratio of                    Not Applicable
    Earnings to Fixed Charges

4.  Use of Proceeds                                                   Not Applicable

5.  Determination of Offering Price                                   Not Applicable

6.  Dilution                                                          Not Applicable

7.  Selling Security Holders                                          Not Applicable

8.  Plan of Distribution                                              Not Applicable

9.  Description of Securities to be Registered                        Consulting Agreement

10.  Interest of Named Experts and Counsel                            Not Applicable

11.  Material Changes                                                 Not Applicable

12.  Incorporation of Certain Information by Reference                Information Incorporated by
Reference

13.  Disclosure of Commission Position on                             Indemnification
     Indemnification for Securities Act Liabilities



PROSPECTUS


                       MASTERPIECE TECHNOLOGY GROUP, INC.
                         268,783 Shares of Common Stock
                                ($.001 Par Value)

         This Prospectus is part of a Registration Statement which registers an aggregate 268,783 shares of common stock, $.001 par value, common stock of Masterpiece Technology Group, Inc. (the "Company") which may be issued as set forth herein to the following named persons:

                     NAME                            NUMBER OF SHARES
                     ----                            ----------------
         James B. Parsons                              21,000
         Jim Hennig                                    10,000
         Thad Vaughn                                   10,000
         Dan Rivera                                   205,000
         Phil Weis                                      2,783

         On April 7, 2000, a Consulting Agreement was entered into with James B. Parsons (collecltively, the "Advisors") pursuant to a consulting agreement (collectively, the "Consulting Agreements"). On April 1, 2000, a Consulting Agreement was entered into with Jim Hennig (collectively, the "Advisor") pursuant to a consulting agreement (collectively, the "Consulting Agreements"). On March 17, 2000, a Consulting Agreement was entered into with Thad Vaughn (collectively, the "Advisors") pursuant to a consulting agreement (collectively, the "Consulting Agreements"). On April 1, 2000, a Consulting Agreement was entered into with Dan Rivera (collectively, the "Advisors") pursuant to a consulting agreement (collectively, the "Consulting Agreements). On March 14, 2000, a Consulting Agreement was entered into with Phil Weiss (collectively, the "Advisors") pursuant to a consulting agreement (collectively, the "Consulting Agreements"). The Company has been advised by Advisors that they may sell all or a portion of their shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. Advisors and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

         No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

=====================================================================

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION
TO THE COMPANY IS A CRIMINAL OFFENSE.
=====================================================================

         This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.


                 THE DATE OF THIS PROSPECTUS IS APRIL 20, 2000.


                                TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................1
INFORMATION INCORPORATED BY REFERENCE......................................1
THE COMPANY................................................................2
CONSULTING AGREEMENTS......................................................2
Restrictions Under Securities Laws.........................................3
DESCRIPTION OF CAPITAL STOCK...............................................3
Common Stock...............................................................3
Registrar and Transfer.....................................................3
Dissenters' Rights.........................................................4
Preferred Stock............................................................4
LEGAL MATTERS..............................................................4
STATEMENT OF INDEMNIFICATION...............................................4

                                       i


                              AVAILABLE INFORMATION

Masterpiece Technology Group, Inc., (the "Company") is subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of such material may be obtained from the Commission upon payment of fees prescribed by the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 268,783 shares of the Company's Common Stock, which will be issued to James B. Parsons (21,000 shares), Jim Hennig (10,000 shares), Thad Vaughn (30,000 shares), Dan Rivera (205,000 shares), and Phil Weis (2,783 shares) ("Advisors") as consultants of the Company pursuant to written Consulting Agreements. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.


                      INFORMATION INCORPORATED BY REFERENCE

         The Company filed an amendment to the Annual Report on Form 10-K on September 10, 1998. The Company's Form 8-K, Item 5, Other Events, filed October 1, 1998. The Company filed an amendment to the Form 10-Q on October 16, 1998. The Company's Quarterly Report on Form 10-Q dated November 24, 1998 for the quarter ended September 30, 1998. The Company's Quarterly Report on Form 10-Q dated March 5, 1999 for the quarter ended December 31, 1998. The Company's Form S-8 was filed March 11, 1999. The Company's Form 8-K, Item 5, Other Events, filed June 10, 1999. The Company's Form 8-K, Item 5, Other Events, filed July 29, 1999. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

         All documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO
EACH SUCH
TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST
OF SUCH
PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE,
OTHER THAN
OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE
ADDRESSED TO
TO MR. NEWELL D. CRANE, B.S., M.B.A., PH.D., CEO, MASTERPIECE TECHNOLOGY
GROUP,
INC., 455 WARDS CORNER ROAD, SUITE 700, LOVELAND, OHIO, 45140, TELEPHONE
NUMBER
(513) 831-6647.


                                       1


                                   THE COMPANY

         Masterpiece Technology Group, Inc. (the "Company") is a Utah Corporation. Prior to October 31, 1997, the Company was a Washington corporation with offices located in Bellevue and Tacoma, Washington. On October 31, 1997, the Company merged in a reverse merger transaction into a publicly held company by the name of US Mining Company, Inc., a Washington corporation. Upon closing this transaction on November 15, 1997, US Mining Company, Inc. changed its name to Global Digital Information, Inc. The Board of Directors of US Mining (now The Company) resigned, and the shareholders elected the current Board of Directors of the Company. The Company changed its name to Masterpiece Technology Group, Inc. on June 11, 1999. The Company subsequently merged with Masterpiece Medical, a Delaware company on June 22, 1999. The current officers of the Company were reappointed by the Board of Directors.

         The Company designs, develops, markets and supports medical document management systems and personal productivity software which facilitates the recording, imaging, manipulation, distribution and storage of paper-based medical information on personal and network computers using Microsoft Windows and Windows NT operating systems.

         In September, 1997, the Company released its flagship product "CaduSys Medical Record" at the annual Microsoft Healthcare Users Group (MS-HUG) convention in Las Vegas. The market's immediate and enthusiastic reception of "CaduSys" has been gratifying. "CaduSys Medical Record" ("CMR") is a state
- -of-the-art electronic patient record that seamlessly interfaces with existing medical billing software allowing today's healthcare professional instant multi-user access to "realtime refreshed" outcome-based patient data. The "CMR" product is redefining the standard for open architecture, user friendly, customizable software for electronic patient data in our portion of the $300 billion marketplace for medical information technology. "CaduSys Medical Record" is a 32-bit, client/server clinical information software package that collects and stores patient data during the creation of the clinical narrative. The CaduSys product offers improved quality of care, instant access to patient charts, reduced information costs, increased revenues, instant outcomes, instant connectivity, flexibility and ease of use, as well as specific clinical and medical/legal benefits. "CMR" is sold to health care organizations including, but not limited to, single and multi-doctor practices, clinics, health care organizations and small hospitals. The primary target markets are medium to large medical clinics, Independent Provider Associations, Preferred Provider Organizations and Health Maintenance Organizations. Annual client savings in excess of one-half million dollars per installation are attainable in these target accounts. "CaduSys Medical Record" has been endorsed by Grant Thornton Management Advisors and, in an unrelated transaction, the company has just contracted with HealthSouth for the installation of the "CaduSys" product. CaduSys has recently been renamed to Masterpiece EMR.

         The Company's products use peripherals and applications commonly found on personal and network computers that transform the PC into a personal and network paper-free office management and productivity software system for large or small office or home office ("SOHO") medical professionals. Through the use of multimedia databases, the Company's applications convert paper documents to digital information for electronic filing, faxing, editing scanning, printing, sending and retrieving of paper-based documents by electronic mail. All of the Company's applications employ scanning and image compression engines that convert scanned or faxed documents and images to editable text compatible with most word processors and desktop publishers.

         The Company's Common Stock trades on the OTC Bulletin Board under the symbol MPTG.

         The Company's address is 455 Wards Corner Road, Suite 700, Loveland, Ohio, 45140. Its telephone number is (513) 831-6647. Its fax number is (513) 831-5633.


                                       2


                              CONSULTING AGREEMENTS

         On April 7, 2000, the Company entered into a Consulting Agreement with Jim Parsons, pursuant to which the Company agreed to issue 21,000 shares of Common Stock of the Company. Under the terms of the Consulting Agreement, Jim Parsons will provide (i) advice to the Board, from time to time as it may request, on matters relating to medical advise; (ii) if requested by the Board, Advisor will assist the Board with the following: (a) an evaluation of the company legal status; and (b) directed work as appropriate for the further development of appropriate legal structures as related to acquisitions and joint ventures; and (c) such other legal advice to the Board directly related to industry standards and structures as described above and as may reasonably be requested by the Board. The term of the Consulting Agreement began on April 7, 2000, and will be effective until March 31, 2001.

     On April 1, 2000, the Company entered into a Consulting Agreement with Jim Hennig, pursuant to which the Company agreed to issue 10,000 shares of Common Stock of the Company, unrestricted, and 20,000 shares of Rule 144 restricted stock. Under the terms of the Consulting Agreement, Jim Hennig will provide
(i) advice to the Board, from time to time as it may request, on matters relating to product development advise; (ii) if requested by the Board, prepare and deliver to the Board the following documents (collectively, the "Opinions"):
(a) a formal review of the product structure of the Company's medical record product and practice management product; (b) if requested by the Board, will participate in product development and planning for our medical records, practice management and other software modules the company may require; and
(c) will provide such other advice to the Board directly related to the software development advisory services described above as may reasonably be requested by the Board. The term of the Consulting Agreement began April 1, 2000, and will be effective until March 31, 2001.

     On March 17, 2000, the Company entered into a Consulting Agreement with Thad Vaughn, pursuant to which the Company agreed to issue 30,000 shares of Common Stock of the Company. Under the terms of the Consulting Agreement, Thad Vaughn will provide information, opinions and reports (Opinions) in connection with corporate software usage, development and implementation as it may relate to the Company's DocPrep Studio product and the Company's EMR product. The term of the Consulting Agreement began on March 17, 2000, and will be effective until March 17, 2001.

     On April 1, 2000, the Company entered into a Consulting Agreement with Dan Rivera, pursuant to which the Company agreed to issue 205,000 shares of Common Stock of the Company. Under the terms of the Consulting Agreement, Dan Rivera will provide strategic and tactical direction and guidance to the Company and assist the Company in software development. The term of the Consulting Agreement began on April l, 2000, and will be effective until the date of delivery of completed product and Services, as specified in Exhibit "A" of the Consulting Agreement.

     On March 14, 2000, the Company entered into a Consulting Agreement with Phil Weiss, pursuant to which the Company agreed to issue 2,783 shares of Common Stock of the Company. Under the terms of the Consulting Agreement, Phil Weiss will (i) provide advice to the Board, from time to time as it may request, on matters relating to patents; and (ii) conclude the preparation, necessary filing and all related work as it applies to the Company's Medical Record ERISA patent; and (iii) if requested by the Board, prepare and deliver to the Board the following documents: (a) a formal valuation (the "Valuation") of the company patents; and (b) directed work as appropriate for the further development of company patents; and (c) such other patent advice to the Board directly related to industry standard changes and structure as described above and as may reasonably be requested by the Board.


RESTRICTIONS UNDER SECURITIES LAWS

         The sale of any shares of Common Stock acquired under the Consulting Agreement must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. The foregoing is not intended to be a complete statement of applicable law and BJI should rely on its own legal counsel with respect thereto.


                          DESCRIPTION OF CAPITAL STOCK

         The Company is authorized to issue 20 million shares of Common Stock, $0.001 par value, and 10 million shares of Preferred Stock. The presently outstanding shares of Common Stock are fully paid and nonassessable.
There are no shares of Preferred Stock issued and outstanding.

COMMON STOCK

         As of December 31, 1999, approximately 2,384,730 shares of Common Stock were outstanding.

         VOTING RIGHTS. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights; accordingly, the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

         DIVIDEND RIGHTS. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefor.

         LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after distributions are made to the holders of the Company's Preferred Stock.

         Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

                                         3

REGISTRAR AND TRANSFER AGENT

         The Company's registrar and transfer agent is American Securities Transfer & Trust, 12039 W. Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228 and their telephone number is (303) 986-5400.

DISSENTERS' RIGHTS

         Under current Utah law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

PREFERRED STOCK

         The Company is also authorized to issue 10 million shares of Preferred Stock. The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.


                                  LEGAL MATTERS

         The legality of the securities offered hereby is being passed upon for the Company by James B. Parsons, P.S., Bellevue, Washington, counsel to the Company.

                          STATEMENT OF INDEMNIFICATION

         Pursuant to Sections 16-10A-901 thru 16-10A-909 of the Utah Code and Constitution, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


                                       4


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) and (b) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Amendment to the Annual Report on Form 10-K on September 10, 1998. The Company's Form 8-K, Item 5, Other Events, filed October 1, 1998. The Company filed an amendment to the Form 10-Q on October 16, 1998. The Company's Quarterly Report on Form 10-Q dated November 24, 1998 for the quarter ended September 30, 1998. The Company's Quarterly Report on Form 10-Q dated March 5, 1999 for the quarter ended December 31, 1998. The Company's Form S-8 filed March 11, 1999. The Company's Form 8-K, Item 5, Other Events, filed June 10, 1999. The Company's Form 8-K, Item 5, Other Events, filed July 27, 1999. The Company filed the Annual Report on Form 10-K on November 12, 1999 for the fiscal year ending March 31, 1999. The Company's Quarterly Report on Form 10-Q dated November 22, 1999 for the quarter ended June 30, 1999.
         The Company's Quarterly Report on Form 10-Q dated November 22, 1999 for the quarter ended September 30, 1999. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-K referred to in (a) above.

Item 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None

Item 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Sections 16-10A-901 thru 16-10A-909 of the Utah Code and Constitution provides that:

Section 16-10A-901 THRU 16-10A-909. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

     Section 16-10A-901

         (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

         (3) "Expenses" include counsel fees.


                                       5


         (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses.

         (5) "Officer," "employee," "fiduciary," and "agent" include any person who, while serving the indicated relationship to the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. An officer, employee, fiduciary, or agent is considered to be serving an employee benefit plan at the corporation's request if that person's duties to the corporation also impose duties on, or otherwise involve services by, that person to the plan or participants in, or beneficiaries of the plan. Unless the context requires otherwise, such terms include the estates or personal representatives of such persons.

         (6)      (a)      "Official capacity" means:

                  (i) when used with respect to a director, the office of director in a corporation; and

                  (ii) when used with respect to a person other than a director, as contemplated in Section 16-10a-907, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by him on behalf of the corporation.

                  (b) "Official capacity" does not include service for any other foreign or domestic corporation, other person, or employee benefit plan.

         (7) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (8) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 16-10A-902

         (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

                  (a)      his conduct was in good faith; and

                  (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

                  (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

         (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (4) A corporation may not indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or


                                       6


not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

         (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Section 16-10A-903

         Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

     Section 16-10A-904

         (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902;

                  (b) the director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

                  (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this part.

         (2) The undertaking required by Subsection (1)(b) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

         (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 16-10a-906.

     Section 16-10A-905

         Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                  (1) if the court determines that the director is entitled to mandatory indemnification under Section 16-10a-903, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; and

                  (2) if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the applicable standard of conduct set forth in Section 16-10a-902 or was adjudged liable as described in Subsection 16-10a-902(4), the court may order indemnification as the court determines to be proper, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in Subsection 16-10a-902(4) is limited to reasonable expenses incurred.

     Section 16-10A-906


                                       7


         (1) A corporation may not indemnify a director under Section 16-10a-902 unless authorized and a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 16-10a-902. A corporation may not advance expenses to a director under Section 16-10a-904 unless authorized in the specific case after the written affirmation and undertaking required by Subsections 16-10a-904(1)(a) and (b) are received and the determination required by Subsection 16-10a-904(1)(c) has been made.

         (2)      The determinations required by Subsection (1) shall be made:

                  (a) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

                  (b) if a quorum cannot be obtained as contemplated in Subsection (2)(a), by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee;

                  (c)      by special legal counsel:

                           (i) selected by the board of directors or its
                  committee in the manner prescribed in Subsection (a) or (b);
                  or

                           (ii) if a quorum of the board of directors cannot be
                  obtained under Subsection (a) and a committee cannot be designated under Subsection (b), selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate; or

                  (d) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

         (3) A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Shareholders' action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

         (4) Unless authorization is required by the bylaws, authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible. However, if the determination that indemnification or advance of expenses is permissible is made by special legal counsel, authorization of indemnification and advance of expenses shall be made by a body entitled under Subsection (2)(c) to select legal counsel.

     Section 16-10A-907

         Unless a corporation's articles of incorporation provide otherwise:

                  (1) an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director;

                  (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

                  (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if


                                       8


         provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     Section 16-10A-908

         A corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 16-10a-902, 16-10a-903, or 16-10a-907. Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     Section 16-10A-909

         (1) A provision treating a corporation's indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy) or otherwise, is valid only if and to the extent the provision is not inconsistent with this part. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

         (2) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

         (b) Section 16-7-3 of the Utah Code and Constitution provides that:

SECTION 16-7-3.  CONTENTS OF ARTICLES OF INCORPORATION

         The articles of incorporation shall specify:

                  (1) The name of the corporation by which it shall be known.

                  (2) The object of the corporation.

                  (3) The estimated value of the property at the time of the making of articles of incorporation.

                  (4) The title of the person making such articles.

         (c) Article Eight of Registrant's Articles of Incorporation provides:

                  No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Utah expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

Item 8:  EXHIBITS

         The following documents are filed as Exhibits to this Registration
Statement:


                                       9


                  4 -- Consulting Agreements

                  5 -- Opinion of James B. Parsons, P.S. as to the validity of the shares being registered.

                  24.1 -- Consent of James B. Parsons, P.S. (included in Exhibit
        5)

                  25 -- Power of Attorney (following signature page of Registration Statement)

Item 9:  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                       10


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Ohio, on the 20th day of April, 2000.

MASTERPIECE TECHNOLOGY GROUP, INC.          MASTERPIECE TECHNOLOGY
GROUP, INC..



By /s/ Newell D. Crane                      By: /s/ Margaret Crane
   -------------------------------------        --------------------------------
   Newell D. Crane, B.S., M.B.A., Ph.D.,        Margaret Crane, B.A.,
          and Chief Executive Officer           M.B.A., Vice President



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